                                                                      EXHIBIT 12

                      CHIQUITA BRANDS INTERNATIONAL, INC.

        STATEMENT OF COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
      AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                     NINE MONTHS ENDED
                                       SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                                    -------------------   -----------------------------------------------------
                                      1995       1994       1994       1993       1992        1991       1990
                                    --------   --------   --------   --------   ---------   --------   --------
Earnings:
  Income (loss) from continuing
     operations before income
     taxes........................  $ 71,316   $   (673)  $(70,811)  $(39,081)  $(216,708)  $160,009   $153,531
  Interest expense................   123,793    125,558    167,464    169,789     155,036     88,406     55,361
  Portion of rentals representing
     interest cost................    34,651     33,223     45,097     58,499      85,810     74,070     66,247
  Amortization of capitalized
     interest.....................     3,114      3,039      4,043      3,745       3,010      1,900      1,125
  Undistributed share of income of
     less-than-fifty percent owned
     investees....................    (7,830)    (1,652)    (4,110)    (1,429)     (3,588)    (4,352)      (116)
                                    --------   --------   --------   --------   ---------   --------   --------
                                    $225,044   $159,495   $141,683   $191,523   $  23,560   $320,033   $276,148
                                    ========   ========   ========   ========   =========   ========   ========
Fixed Charges:
  Interest expense................  $123,793   $125,558   $167,464   $169,789   $ 155,036   $ 88,406   $ 55,361
  Capitalized interest............       500      3,200      3,900      8,000      21,400     23,000      8,000
  Portion of rentals representing
     interest cost................    34,651     33,223     45,097     58,499      85,810     74,070     66,247
                                    --------   --------   --------   --------   ---------   --------   --------
                                    $158,944   $161,981   $216,461   $236,288   $ 262,246   $185,476   $129,608
                                    ========   ========   ========   ========   =========   ========   ========
       Ratio of earnings to fixed
          charges.................      1.42         (a)        (a)        (a)         (a)      1.73       2.13
                                    ========                                                ========   ========
Earnings..........................  $225,044   $159,495   $141,683   $191,523   $  23,560   $320,033   $276,148
                                    ========   ========   ========   ========   =========   ========   ========
  Fixed charges...................  $158,944   $161,981   $216,461   $236,288   $ 262,246   $185,476   $129,608
  Preferred stock dividends.......     9,409      7,824     10,961      4,278         778         --         --
                                    --------   --------   --------   --------   ---------   --------   --------
                                    $168,353   $169,805   $227,422   $240,566   $ 263,024   $185,476   $129,608
                                    ========   ========   ========   ========   =========   ========   ========
       Ratio of earnings to
          combined fixed charges
          and preferred stock
          dividends...............      1.34         (b)        (b)        (b)         (b)      1.73       2.13
                                    ========                                                ========   ========

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(a) Fixed charges exceeded earnings by $2,486 for the nine months ended
    September 30, 1994, $74,778 in 1994, $44,765 in 1993 and $238,686 in 1992.

(b) Combined fixed charges and preferred stock dividends exceeded earnings by $10,310 for the nine months ended September 30, 1994, $85,739 in 1994, $49,043 in 1993 and $239,464 in 1992.